UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

Quintana Energy Services Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38383	82-1221944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1415 Louisiana Street, Suite 2900 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

(832) 518-4094

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	QES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2019, Quintana Energy Services Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Christopher J. Baker, the Company’s Executive Vice President and Chief Operating Officer, as President and Chief Executive Officer of the Company, effective immediately. Pursuant to the terms of the Company’s existing Second Amended and Restated Equity Rights Agreement, the Board also appointed Mr. Baker, in his capacity as Chief Executive Officer, to the Board as a director, with a term expiring at the 2020 annual meeting of stockholders or, if earlier, until his death, disability, resignation, disqualification, or removal from the Board.

There are no transactions between the Company and Mr. Baker that would require disclosure under Item 404(a) of Regulation S-K. As a management director, Mr. Baker is not an independent director and is not anticipated to be appointed to a Board committee at this time. In connection with his appointment as President and Chief Executive Officer, Mr. Baker will cease serving as the Company’s Executive Vice President Chief Operating Officer, effective immediately.

Mr. Baker, age 47, served as Executive Vice President and Chief Operating Officer of the Company beginning with its formation, and served in the same role at Quintana Energy Services LP beginning in November 2014. Mr. Baker previously served as Managing Director—Oilfield Services of the Quintana private equity funds, where he was responsible for sourcing, evaluating and executing oilfield service investments, as well as overseeing the growth of and managing and monitoring the activities of Quintana’s oilfield service portfolio companies since 2008. Prior to joining Quintana, Mr. Baker served as an Associate with Citigroup Global Markets Inc.’s (“Citi”) Corporate and Investment Bank where he conducted corporate finance and valuation activities focused on structuring non-investment grade debt transactions in the energy sector. Prior to his time at Citi, Mr. Baker was Vice President of Operations for Theta II Enterprises, Inc. where he focused on project management of complex subsea and inland marine pipeline construction projects. Mr. Baker attended Louisiana State University, where he earned a B.S. in Mechanical Engineering, and Rice University, where he earned an M.B.A.

On August 7, 2019, D. Rogers Herndon, the President and Chief Executive Officer of the Company, resigned from his positions as President and Chief Executive Officer of the Company and Director of the Board concurrently with Mr. Baker’s appointment as President and Chief Executive Officer. Mr. Herndon did not resign as a result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. In connection with his resignation, the Company and Mr. Herndon entered into a Separation Agreement, dated August 7, 2019 (the “Separation Agreement”), which provides for certain compensation, benefits and other terms relating to his resignation.

The Separation Agreement provides, among other things, that: (i) Mr. Herndon’s separation from employment with the Company and his resignation from the Board were effective as of August 7, 2019 (the “Separation Date”) and that Mr. Herndon also resigned from his positions with the Company’s subsidiaries, including as an officer or director of any such subsidiaries, on the Separation Date; (ii) the Amended and Restated Executive Employment Agreement between the Company and Mr. Herndon, effective as of June 15, 2019 (the “Employment Agreement), was terminated, effective as of the Separation Date; (iii) Mr. Herndon will receive an amount equal to $1,500,000, which is payable in twenty-four substantially equal installments over a period of twelve months, with the first installment paid on the Company’s first regular pay date that is on or after the 7th day following the Separation Date and each subsequent installment paid on the Company’s following regular pay dates; and (iv) Mr. Herndon will receive accelerated vesting of 120,000 outstanding phantom units held by Mr. Herndon (the “Accelerated Phantom Units”), effective as of the Separation Date. Other than the Accelerated Phantom Units, all remaining unvested equity-based awards held by Mr. Herndon will immediately terminate, expire and be forfeited as of the Separation Date.

Under the Separation Agreement, Mr. Herndon is required to execute a general release of claims in favor of the Company and its affiliates in order to receive the payments and benefits described above. In addition, the Separation Agreement provides that Mr. Herndon shall remain subject to confidentiality and certain other restrictive covenant obligations in the Employment Agreement following the Separation Date and that the Company shall waive certain of the restrictive covenant obligations in the Employment Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On August 7, 2019, the Company issued a press release announcing the matters discussed above. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1+	Separation Agreement, dated August 7, 2019, by and between the Company and D. Rogers Herndon.

99.1*	Press release dated August 7, 2019.

+	Management contract or compensatory plan or arrangement.
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTANA ENERGY SERVICES INC.

By:	/s/ Max L. Bouthillette
Name:	Max L. Bouthillette
Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: August 7, 2019